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Company Extract

SOLAR QUARTZ TECHNOLOGIES LIMITED
5832490
NZBN: 9429042029144

Entity Type:	NZ Limited Company
Incorporated:	16 Oct 2015
Current Status:	Registered
Constitution Filed:	No
Annual Return Filing Month:	September

Ultimate holding company:	Solar Quartz Technologies Inc
Type of entity:	Incorporated public company
Registration number / ID:	[Not specified]
Country of registration:	United States of America
Registered office address:	2800 Post Oak Road, Suite 4100, Houston, Texas, 77056, US

Company Addresses

Registered Office
Flat 9, 7 Patterson Street, Sandringham, Auckland, 1041, NZ

Address for Service
Flat 9, 7 Patterson Street, Sandringham, Auckland, 1041, NZ

Directors

HALSTEAD, David Anthony Bruce
11 Western Springs Road, Morningside, Auckland, 1021, NZ

MAY, Roger Thomas
88 Lorimer Street, Docklands, Victoria, 3008, AU

Australian company directorship

Director of an Australian company: Yes

Australian company details

ACN:	605910745
Company name:	WHITE BRILLIANT QUARTZ PTY. LTD.
Registered office address:	Wantrup & Associates, Level 6, 160 Queen

COMPANIES OFFICE

Company Extract

SOLAR QUARTZ TECHNOLOGIES LIMITED
5832490
NZBN: 9429042029144

Street, Melbourne, Victoria, 3000, AU

Shareholdings

Total Number of Shares: 122

Extensive Shareholdings: No

122 Solar Quartz Technologies Inc
2800 Post Oak Road, Suite 4100, Houston, Texas, 77056, US

For further details relating to this company, check http://www.companies.govt.nz/co/5832490
Extract generated 17 May 2017 02:05 PM NZST